UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:	April 12, 2007
(Date of earliest event reported)	(April 6, 2007)

Multimedia Games, Inc.

(Exact Name of Registrant as Specified in its Charter)

001-14551

(Commission File Number)

Texas	74-2611034
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

206 Wild Basin Rd., Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 6, 2007, Multimedia Games, Inc.’s (“Multimedia”) Board of Directors appointed Randy Cieslewicz as Multimedia’s Chief Financial Officer. Mr. Cieslewicz had served as Multimedia’s Interim Chief Financing Officer since May 16, 2006.

Mr. Cieslewicz, age 35, joined Multimedia in March 2002 as Vice President of Tax and Budget. He was appointed Multimedia’s Vice President of Tax, Budget, and Corporate Compliance in July 2005 and later Multimedia’s interim Chief Financing Officer in May 2006. Mr. Cieslewicz worked in public accounting from 1994 through 2002, last serving as a Tax Manager for BDO Seidman, LLP. Mr. Cieslewicz received his Bachelor of Business Administration in Accounting from Sam Houston State University.

In connection with his promotion, Mr. Cieslewicz was granted a stock option to purchase 100,000 shares of Multimedia’s Common Stock and received a raise in his annual base salary to $212,500. Mr. Cieslewicz shall also be eligible for bonus opportunities, if any, as determined by Multimedia’s Board of Directors or the Compensation Committee thereof.

A copy of the press release Multimedia issued on April 10, 2007 announcing Mr. Cieslewicz’s appointment as Chief Financial Officer is attached hereto as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release of Multimedia Games, Inc. dated April 10, 2007 entitled “Multimedia Games Appoints Chief Financial Officer - Randy Cieslewicz Assumes Role Following Service as Interim CFO.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: April 12, 2007	By:	/s/ Clifton E. Lind
Clifton E. Lind
Chief Executive Officer
(Principal Executive Officer)